COLLABORATION AGREEMENT

THIS COLLABORATION AGREEMENT is made the 22nd day of April 2025 between Guangdong Key Lock Health Management Co., Ltd., a corporation organized and existing under the laws of People's Republic of China and having its registered office at 5th Floor, No. 126, Cusa Road, Hengqin, Zhuhai City, People's Republic of China (hereinafter referred to as "**Key Lock**") of the one part and CK Health Plus Sdn Bhd, a company incorporated in Malaysia and having its address at No. 126, Jalan Maarof Bangsar, 59000 Kuala Lumpur, Malaysia (hereinafter referred to as "**CKHP**") of the second part of the third part.

WHEREAS :

(A) Key Lock is engaged in the business of introducing businesses that may add value to certain companies. It has a good business relationship with Guangdong Cell Biotech Co. Ltd. ("Cellbank") which business is developing autologous cell treatments and tailoring medicines for various disorders primarily in the People's Republic of China.

(B) CKHP and Key Lock has agreed to a collaboration in which CKHP shall, from time to time, purchase certain Cell Services from Key Lock for CKHP's clients and in consideration thereof, Key Lock shall procure and ensure that Cellbank provides the required Cell Services to CKHP's clients.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1 Interpretation

1.1 In this Agreement:

"Agreement" means this instrument and any and all Schedules to this Agreement as the same may be amended, modified or supplemented from time to time in accordance with these provisions;

"Cellbank" means Guangdong Cell Biotech Co. Ltd, a corporation organized and existing under the laws of People's Republic of China and having its registered office at Room 401, Building 10, No. 6 Hongmian Road, Songshan Lake Park, Dongguan City, Guangdong Province, People's Republic of China;

"Cell Services" means the services provided by Cellbank in its branches which are primarily in the People's Republic of China, more particularly described in the corporate presentation annexed to Schedule 1 hereto.

1.2 The headings in this Agreement are inserted only for convenience and shall not affect its construction.

1.3 Where appropriate words denoting a singular number only shall include the plural and vice versa.

1.4 Reference to any statute or statutory provision includes a reference to the statute or statutory provisions as from time to time amended, extended or re-enacted.

2. Duration

2.1 Key Lock and CKHP shall collaborate as set out in this Agreement from the date of execution of this Agreement and shall continue such collaboration until the termination of this Agreement as provided in clause 5.

3. Obligations of both parties

3.1 CKHP shall use its best endeavours to market and sell the Cell Services in Singapore and Malaysia (the "Marketing Efforts") and in this respect, organise and conduct marketing conference where CKHP's clients (the "Clients") may be exposed to the Cell Services.

3.2 CKHP shall at all times during the period of this Agreement:

3.2.1 perform such administrative functions at its own costs as a passive communication conduit between Cellbank, Key Lock and the Clients who are interested in signing on and those who do sign on as customers of Cellbank, including but not limited to assisting in the arranging such meetings between Key Lock, Cellbank and the Clients (as Key Lock may require from time to time);

3.2.2 maintain and keep a written record of the identities (and all relevant contact and personal details) of all Clients;

3.2.3 except and unless CKHP and (where relevant) its agents, employees and representatives are duly licensed or otherwise permitted under the laws of the jurisdiction they operate in and then only to the extent so permitted, ensure that neither it nor its agents, employees or representatives will at any time carry out marketing activities in relation to the Cell Services;

3.2.4 conduct itself in accordance with all applicable laws and regulations and to the highest degree of business ethics and fair dealing principles;

3.2.5 conduct itself in such manner so as not to imply it is other than an independent contractor and not agent of Key Lock or Cellbank nor to impair the dignity and good name of Key Lock and Cellbank nor in any manner directly or indirectly represent or imply that Key Lock or Cellbank endorses or approves the representations or actions of CKHP;

3.2.7 procure that EUDA Health Holdings Limited grants to Key Lock a licence to use the name EUDA at all outlets that provides Cell Services or any Cellbank offices or shops, and

3.2.6 otherwise conduct its activities in a dignified, proper and efficient manner.

3.3 Key Lock shall use its commercial endeavours to ensure proper coordination between the Clients and Cellbank and that the Clients properly and receive the Cell Services from Cellbank.

4 Purchase by CKHP

4.1 Key Lock agrees to sell the Cell Services to CKHP, from time to time, at the request of CKHP at the prices set out in Schedule 2 herein. Key Lock reserves the right to revise the prices of the Cell Services from time to time by giving CKHP 30 days' notice in writing. All payments to Key Lock shall be sent to parties and its accounts as Key Lock may from time to time specify.

5 Termination

5.1 This Agreement shall continue until either party terminate this Agreement by giving one (1) month's notice of termination.

5.2 In addition to the rights of termination pursuant to clause 5.1 either party may terminate this Agreement forthwith by notice in writing to the other if the other:

5.2.1 commits a breach of this Agreement which in the case of a breach capable of remedy shall not have been remedied within 30 days of the receipt by the other of a notice from the innocent party identifying the breach and requiring its remedy;

5.2.2 is unable to pay its debts or enters into compulsory or voluntary liquidation (other than for the purpose of effecting a reconstruction or amalgamation in such manner that the company resulting from such reconstruction or amalgamation if a different legal entity shall agree to be bound by and assume the obligations of the relevant party under this Agreement) or compounds with or convenes a meeting of its creditors or has a receiver or manager or an administrator appointed or ceases for any reason to carry on business or takes or suffers any similar action which in the opinion of the party giving notice means that the other may be unable to pay its debts.

5.3 Termination of this Agreement for whatever reason shall not affect the accrued rights of the parties arising in any way out of this Agreement as at the date of termination and, in particular but without limitation, the right to recover damages against the other and all provisions which are expressed to survive this Agreement shall remain in force and effect.

6 Assignment

6.1 Subject to the provisions of clause 6.2 below neither party shall assign, transfer, sub-contract or in any other manner make over to any third party the benefit and/or burden of this Agreement without the prior written consent of the other.

6.2 This Agreement shall be binding upon the successors and assigns of the parties hereto and the name of a party appearing herein shall be deemed to include the names of its successors and assigns provided always that nothing shall permit any assignment by either party except as expressly provided.

7 Governing law and jurisdiction

7.1 The validity construction and performance of this Agreement shall be governed by Hong Kong law.

7.2 All disputes, claims or proceedings between the parties relating to the validity construction or performance of this Agreement shall be subject to the non-exclusive jurisdiction of the Courts of Hong Kong to which the parties hereto irrevocably submit. Each of the parties irrevocably consents to the award or grant of any relief in any such proceedings before the Courts of Hong Kong. Either party shall have the right to take proceedings in any other jurisdiction for the purposes of enforcing a judgment or order obtained from the Courts of Hong Kong.

8 Force majeure

8.1 Neither party shall be in breach of this Agreement if there is any total or partial failure of performance by it of its duties and obligations under this Agreement occasioned by any act of God, fire, act of government or state, war, civil commotion, insurrection, embargo, prevention from or hindrance in obtaining any raw materials, energy or other supplies, labour disputes of whatever nature and any other reason beyond the control of either party. If either party is unable to perform its duties and obligations under this Agreement as a direct result of the effect of one of those reasons, that party shall give written notice to the other of the inability which sets out full details of the reason in question. The operation of this Agreement shall be suspended during the period (and only during the period) in which the reason continues. Forthwith upon the reason ceasing to exist, the party relying upon it shall give written advice to the other of this fact. If the reason continues for a period of more than 90 days and substantially affects the commercial intention of this Agreement, the party not claiming relief under this clause 9 shall have the right to terminate this Agreement upon giving 30 days' written notice of such termination to the other party.

9 Illegality

9.1 If any provision or term of this Agreement or any part thereof shall become or be declared illegal invalid or unenforceable for any reason whatsoever including but without limitation by reason of the provisions of any legislation or other provisions having the force of law or by reason of any decision of any Court or other body or authority having jurisdiction over the parties or this Agreement, such terms or provisions shall be divisible from this Agreement and shall be deemed to be deleted from this Agreement in the jurisdiction in question provided always that, if any such deletion substantially affects or alters the commercial basis of this Agreement, the parties shall negotiate in good faith to amend and modify the provisions and terms of this Agreement as may be necessary or desirable in the circumstances.

10 Entire agreement/amendment/waiver/press releases/costs

10.1 This Agreement embodies and sets forth the entire agreement and understanding of the parties and supersedes all prior oral or written agreements understandings or arrangements relating to the subject matter of this Agreement. Neither party shall be entitled to rely on any agreement, understanding or arrangement which is not expressly set forth in this Agreement.

10.2 This Agreement shall not be amended, modified, varied or supplemented except in writing signed by duly authorised representatives of the parties.

10.3 No failure to delay on the part of either party hereto to exercise any right or remedy under this Agreement shall be construed or operated as a waiver thereof nor shall any single or partial exercise of any right or remedy as the case may be. The rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights or remedies provided by law.

10.4 The text of any press release or other communication to be published by or in the media concerning the subject matter of this Agreement shall require the approval of each party.

10.5 Each of the parties hereto shall be responsible for its respective legal and other costs incurred in relation to the preparation of this Agreement.

11 Notice

11.1 Any notice or other document to be given under this Agreement shall be in writing and shall be deemed to have been duly given if left at or sent by:

11.1.1 registered post; or

11.1.2 telex, facsimile or other electronic media to a party at the address or relevant telecommunications number for such party or such other address as the party may from time to time designate by written notice to the others.

11.2 All such notices and documents shall be in the English language. Any notice or other document shall be deemed to have been received by the addressee two working days following the date of despatch of the notice or other document by post or, where the notice or other document is sent by hand or is given by telex, facsimile or other electronic media, simultaneously with the delivery or transmission. To prove the giving of a notice or other document it shall be sufficient to show that it was despatched.

IN WITNESS WHEREOF the parties have hereunto set their hands on the day and date first abovewritten.

Signed by **Zhang Guohui**)
for and on behalf of)
Guangdong Key Lock Health)
Management Co., Ltd.)
in the presence of:)

Signed by **Lai Kum Weng**)
for and on behalf of)
CK Health Plus Sdn Bhd)
in the presence of:)